SUB-ITEM 77I

                                                  MFS SERIES TRUST I
                                        on behalf of MFS Managed Sectors Fund
                                          MFS Global Telecommunications Fund
                                                MFS Japan Equity Fund

(b)(1) The MFS Managed Sectors Fund, a series of MFS Series Trust I, established a new class of shares as described in the supplement contained in Post-Effective Amendment No. 36 to the Registration Statement (File Nos. 33-7638 and 811- 4777), as filed with the Securities and Exchange Commission via EDGAR on May 31, 2000. Such description is incorporated herein by reference.


(b)(2) MFS Series Trust I established two new series, MFS Global Telecommunications Fund and MFS Japan Equity Fund as described in the prospectus contained in Post-Effective Amendment No. 35 to the Registration Statement (File Nos. 33-7638 and 811- 4777), as filed with the Securities and Exchange Commission via EDGAR on March 15, 2000. Such description is incorporated herein by reference.